   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 24, 1997


                                                      REGISTRATION NO. 333-33473
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------


                               AMENDMENT NO. 2 TO

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------
                        TEXAS BIOTECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                  13-3532643
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                 Identification Number)

                         7000 FANNIN STREET, SUITE 1920
                              HOUSTON, TEXAS 77030
                                 (713) 796-8822
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

                              DAVID B. MCWILLIAMS
                        TEXAS BIOTECHNOLOGY CORPORATION
                         7000 FANNIN STREET, SUITE 1920
                              HOUSTON, TEXAS 77030
                                 (713) 796-8822
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                With copies to:

          ROBERT G. REEDY, ESQ.                        JI HOON HONG, ESQ.
         PORTER & HEDGES, L.L.P.                      SHEARMAN & STERLING
        700 LOUISIANA, SUITE 3500                     599 LEXINGTON AVENUE
           HOUSTON, TEXAS 77002                     NEW YORK, NEW YORK 10022
              (713) 226-0600                             (212) 848-4000

     Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The Registrant estimates that expenses in connection with the offering described in this Registration Statement will be as follows:

Commission registration fee.................................  $  9,910
National Association of Securities Dealers, Inc. fee........     3,344
AMEX listing fees...........................................    17,500
Legal fees and expenses.....................................   150,000
Accounting fees and expenses................................    50,000
Printing expenses...........................................   100,000
Blue sky fees and expenses (including legal fees)...........    10,000
Transfer agent and registrar fees and expenses..............     5,000
Miscellaneous...............................................     4,246
                                                              --------
          Total.............................................  $350,000
                                                              ========

     All such expenses are estimated except for the Commission registration fee, the National Association of Securities Dealers, Inc. fee and the AMEX listing fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

     In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys' fees).

     The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, (ii) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the stockholders.

     As permitted by the DGCL, the Company's Bylaws provide that it will indemnify the directors, officers, employees and agents of the Company against certain liabilities that they may incur in their capacities as directors, officers, employees and agents. Furthermore, the Company's Certificate of Incorporation, as amended, indemnifies the directors, officers, employees, and agents of the Company to the maximum extent permitted by the DGCL. The Company has also entered into Indemnification Agreements with its officers and directors providing for indemnification to the maximum extent permitted under the DGCL. The Company has director and officer liability insurance policies that provide coverage of up to $5.0 million except that no current coverage is provided for any liabilities arising from the existing lawsuits. The existing lawsuits are covered under prior policies.

ITEM 16. EXHIBITS


        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
            1.1+         -- Form of Underwriting Agreement
            2.1*         -- Plan and Agreement of Merger, dated June 17, 1994, among the Company, TBC Acquisition Company No. 1 and certain
                            major shareholders of ImmunoPharmaceutics, Inc.
                            (Incorporated by reference to Exhibit A to the Company's
                            Form 8-K (File No. 0-20117) filed with the Commission on
                            October 5, 1994, as amended.)
            4.1          -- Article Fourth and Ninth of the Certificate of
                            Incorporation, as amended (Incorporated by reference to
                            Exhibit 3.1 to the Company's Form 10 (File No. 0-20117)
                            effective June 26, 1992, as amended.)
            4.2          -- Article Fourth of the Amendment to the Certificate of
                            Incorporation dated November 30, 1993 (Incorporated by
                            reference to Exhibit 3.4 to the Company's Form 10-Q (File
                            No. 0-20117) filed with the Commission on November 14,
                            1994.)
            4.3          -- Article Fourth of the Amendment to the Certificate of
                            Incorporation dated May 20, 1994 (Incorporated by
                            reference to Exhibit 3.5 to the Company's Form 10-Q (File
                            No. 0-20117) filed with the Commission on November 14,
                            1994.)
            4.4          -- Article Fourth of the Certificate of Amendment of
                            Certificate of Incorporation (Incorporated by reference
                            to Exhibit 3.6 to the Company's Form 10-Q (File No.
                            1-12574) for the quarter ended June 30, 1996.)
            4.5          -- Article II of the Amended and Restated By-laws
                            (Incorporated by reference to Exhibit 3.7 to the
                            Company's Form 10-Q (File No. 1-12574) for the quarter
                            ended September 30, 1996.)
            5+           -- Opinion of Porter & Hedges, L.L.P. with respect to
                            legality of the securities, including consent.
           23.1++        -- Consent of KPMG Peat Marwick LLP
           23.2+         -- Consent of Porter & Hedges, L.L.P. (included in Exhibit
                            5)
           23.3++        -- Consent of Dressler, Rockey, Milnamow & Katz, Ltd.
           24++          -- Power of Attorney
           27.1          -- Financial Data Schedule for 1996 (Incorporated by
                            reference to Exhibit 27 to the Company's Form 10-K for
                            the year ended December 31, 1996.)
           27.2          -- Financial Data Schedule for the six months ended June 30,
                            1997 (Incorporated by reference to Exhibit 27 to the
                            Company's Form 10-Q for the quarter period ended June 30,
                            1997.)


---------------


 + Filed herewith.


++ Previously filed.

 * The Company has omitted certain portions of this agreement in reliance on Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and State of Texas on the 24th day of September, 1997.


                                            TEXAS BIOTECHNOLOGY CORPORATION


                                            By:   /s/ DAVID B. MCWILLIAMS

                                              ----------------------------------
                                                     David B. McWilliams
                                                President and Chief Executive
                                                            Officer


     Pursuant to the requirements of the Securities Act, Amendment No. 2 to this Registration Statement has been signed below by the following persons and in the capacities indicated on the 24th day of September, 1997.



                      SIGNATURE                                              TITLE
                      ---------                                              -----
                          *                              Director, Chairman of the Board of Directors
-----------------------------------------------------
                  John M. Pietruski

                          *                                 Director, President and Chief Executive
-----------------------------------------------------                       Officer
                 David B. McWilliams                             (Principal Executive Officer)

                          *                                  Director, Vice President of Research
-----------------------------------------------------
              Richard A.F. Dixon, Ph.D.

                          *                                    Vice President of Administration
-----------------------------------------------------               Secretary and Treasurer
                 Stephen L. Mueller                      (Principal Financial and Accounting Officer)

                          *                                      Director and Chairman of the
-----------------------------------------------------              Scientific Advisory Board
              James T. Willerson, M.D.

                          *                                                Director
-----------------------------------------------------
                  Frank C. Carlucci

                          *                                                Director
-----------------------------------------------------
            Rita R. Colwell, Ph.D., D.Sc.

                          *                                                Director
-----------------------------------------------------
                Robert J. Cruikshank

                          *                                                Director
-----------------------------------------------------
               James A. Thomson, Ph.D.

             *By: /s/ STEPHEN L. MUELLER
  ------------------------------------------------
        Individually and as attorney in fact

                                 EXHIBIT INDEX


        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------

            1.1+         -- Form of Underwriting Agreement
            2.1*         -- Plan and Agreement of Merger, dated June 17, 1994, among the Company, TBC Acquisition Company No. 1 and certain
                            major shareholders of ImmunoPharmaceutics, Inc.
                            (Incorporated by reference to Exhibit A to the Company's
                            Form 8-K (File No. 0-20117) filed with the Commission on
                            October 5, 1994, as amended.)
            4.1          -- Article Fourth and Ninth of the Certificate of
                            Incorporation, as amended (Incorporated by reference to
                            Exhibit 3.1 to the Company's Form 10 (File No. 0-20117)
                            effective June 26, 1992, as amended.)
            4.2          -- Article Fourth of the Amendment to the Certificate of
                            Incorporation dated November 30, 1993 (Incorporated by
                            reference to Exhibit 3.4 to the Company's Form 10-Q (File
                            No. 0-20117) filed with the Commission on November 14,
                            1994.)
            4.3          -- Article Fourth of the Amendment to the Certificate of
                            Incorporation dated May 20, 1994 (Incorporated by
                            reference to Exhibit 3.5 to the Company's Form 10-Q (File
                            No. 0-20117) filed with the Commission on November 14,
                            1994.)
            4.4          -- Article Fourth of the Certificate of Amendment of
                            Certificate of Incorporation (Incorporated by reference
                            to Exhibit 3.6 to the Company's Form 10-Q (File No.
                            1-12574) for the quarter ended June 30, 1996.)
            4.5          -- Article II of the Amended and Restated By-laws
                            (Incorporated by reference to Exhibit 3.7 to the
                            Company's Form 10-Q (File No. 1-12574) for the quarter
                            ended September 30, 1996.)
            5+           -- Opinion of Porter & Hedges, L.L.P. with respect to
                            legality of the securities, including consent.
           23.1++        -- Consent of KPMG Peat Marwick LLP
           23.2+         -- Consent of Porter & Hedges, L.L.P. (included in Exhibit
                            5)
           23.3++        -- Consent of Dressler, Rockey, Milnamow & Katz, Ltd.
           24++          -- Power of Attorney
           27.1          -- Financial Data Schedule for 1996 (Incorporated by
                            reference to Exhibit 27 to the Company's Form 10-K for
                            the year ended December 31, 1996.)
           27.2          -- Financial Data Schedule for the six months ended June 30,
                            1997 (Incorporated by reference to Exhibit 27 to the
                            Company's Form 10-Q for the quarter period ended June 30,
                            1997.)


---------------


 + Filed herewith.


++ Previously filed.

 * The Company has omitted certain portions of this agreement in reliance on Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.